UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave. Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective November 13, 2015 (the “Effective Date”), Bone Biologics Corporation (the “Company”) engaged Scott D. Boden, MD as Chief Medical Advisor. The Company and Dr. Boden have entered into an Independent Contractor Agreement (the “Contract”) in the form filed as Exhibit 10.1, which details all financial and compensatory arrangements.

Dr. Boden is a tenured Professor of Orthopaedic Surgery at the Emory University School of Medicine and serves as the Director of the Emory Orthopaedics & Spine Center, Vice Chair of Orthopaedics, CMO/CQO of The Emory University Orthopaedics & Spine Hospital, and Emory Healthcare Physician Director of Strategy and Development for Orthopaedics & Spine Programs. He is also the Clinical Director of the Whitesides Orthopaedic Research Laboratory.

In exchange for the Services to be rendered by Consultant hereunder, Company shall issue Consultant a stock option to purchase 1,174,816 shares of the Company’s common stock, which as of the Effective Date corresponds to approximately 2.75% of the Company’s fully diluted shares outstanding. Such stock option shall have a term of ten (10) years, and all shares shall vest on the date that is the fourth (4th) year anniversary of the date of issuance of such stock option, subject to the terms of the Company’s Equity Incentive Plan. Notwithstanding the foregoing, (i) in the event of a termination of this Agreement by the Company without cause pursuant to Section 4.2, or by Consultant with or without cause pursuant to Section 4.3 and Section 4.2, respectively, a pro-rated portion of the shares issuable pursuant to the stock option (based on the number of months that have then elapsed from the Effective Date, divided by 48 months) shall, at the option of the Consultant, immediately vest, and (ii) in the event of a Change of Control of the Company prior to a termination of this Agreement, all shares issuable pursuant to the stock option shall, at the option of the Consultant, immediately vest. For the purposes of this Agreement, the term “Change in Control” means a merger, reorganization or consolidation involving Company in which the voting securities of Company outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation. The exercise price per share for the issued stock option will be One Dollar and Fifty Eight Cents ($1.58), or, if greater, the fair market value per share of the Company’s common stock as of the date of grant, as determined by the Board of Directors of the Company. Consultant shall have the right to forfeit the stock option at any time prior to exercise upon written notice to the Company.

Other than as set forth in the Contract, there are no material relationships between the Company and any of its affiliates.

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Contractor Agreement, dated November 13, 2015, by and between the Company and Consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bone Biologics Corporation

By:	/s/ Stephen R. LaNeve
Name:	Stephen R. LaNeve
Title:	Chief Executive Officer

Date: November 16, 2015